SALES DISTRIBUTION AGREEMENT


         THIS AGREEMENT ("Agreement") is made and entered into as of this 4th day of December, 1996, by and between CARRINGTON LABORATORIES, INC., a Texas corporation ("Carrington"), and DARROW LABORATORIOS S/A, a Brazilian corporation ("Darrow").


                            W I T N E S S E T H :


         WHEREAS, Carrington is engaged in the business of manufacturing, selling and distributing certain medical devices and is desirous of establishing a competent and exclusive distribution source for sales of such products in Brazil (defined in Article 1 hereof as the
    Territory ); and

         WHEREAS, Darrow is desirous of marketing and distributing such products in the Territory, represents that it has experience in obtaining registration of medical devices in the Territory, is well introduced in the market, is willing and able to provide a competent marketing and distribution organization in the Territory, and Darrow desires to be Carrington's marketer, seller and distributor for such products in the Territory, as will have the option to locally fill and pack some of the Carrington's products, according to the conditions and restrictions stipulated in Article 3.7.

         NOW, THEREFORE, the Parties hereto, in consideration of the premises and mutual covenants and undertakings herein contained, agree as follows:

   Article 1.  Definitions

         1.1 As used in this Agreement, the following terms shall have the meanings specified in this Article 1.1:

         (a) "Products" shall mean the wound and skin care products manufactured by or for Carrington set forth on Exhibit A hereto. Carrington will provide a ninety (90) day notice to Darrow on its intent to add or discontinue Products to Exhibit A.

         (b) "Territory" shall mean the following countries: Brazil and the limited right of first refusal for specified Products listed on Exhibit A for the Mercosul countries: Argentina, Uruguay, Paraguay and Chile. Carrington shall present any offer it receives for any particular country and Products, and Darrow shall have thirty (30) days to meet or exceed that offer by sending a written acceptance to Carrington. If Darrow is unable to respond accordingly, then that country and Products shall be free from any obligation to Darrow by Carrington.

         (c) "Parties" shall mean Carrington and Darrow and Party shall mean either of them as the context indicates.

         (d) "Know-how" shall mean secret and proprietary technical and scientific information regarding the Products, which may be necessary, useful or advisable to enable Darrow to obtain the Registration of, promote, market and sell the Products in the Territory, and as is or will be specified in the documentation which Carrington has delivered or will deliver to Darrow prior to execution of this Agreement.

         (e) "Registration" shall mean any official approval, or authorization, or licensing regarding the Products by all appropriate and competent authorities in the Territory, including, if applicable, the Products selling prices and social security approvals, allowing the lawful marketing of the Products.

         (f) "Trademarks" shall mean all Carrington Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products.

   Article 2.  Appointment

         2.1 Subject to the terms and conditions of this Agreement, Carrington hereby appoints Darrow as Carrington's marketer, sales distributor in the Territory for the sale of Products, and Darrow hereby accepts such appointment. As marketer, sales distributor in the Territory, Darrow shall, subject to the terms and conditions of this Agreement, have the right to sell Products in the Territory, but shall have no right to sell Products outside the Territory.

         2.2 In a manner reasonably satisfactory to Carrington, and at Darrow's sole expense, Darrow agrees to (a) devote its best efforts to the diligent promotion, marketing, sale and distribution of the Products in the Territory, (b) provide and maintain a competent and aggressive organization for the promotion, marketing, sale and distribution of the Products in the Territory, (c) assure competent and prompt handling of inquiries, orders, shipments, billings and collections, and returns of or with respect to the Products and careful attention to customers requirements for all Products, and (d) promptly assign back to Carrington any product Registrations in the Territory upon termination of Agreement. Carrington agrees, at its sole expense, to direct Darrow to make and maintain all agreed upon declarations, filings, and Registrations with, and obtain all approvals and authorizations from, governmental and regulatory authorities required to be made or obtained in connection with the promotion, marketing, sale or distribution of the Products in the Territory. Provided, however, Carrington at its sole option, has the absolute right to determine at any time that any such requirements mentioned above are uneconomic and not justified relative to the benefits Carrington anticipates receiving and, therefore, may not be required to accept further expenses. For the first five years Carrington agrees to pay up to $10,000.00 for two products during the first five years for registration expenses for Products classified as "drugs" and up to $1,000.00 per product per five year period for products classified as medical devices.

         2.3 During the term of this Agreement, Darrow shall be considered an independent contractor and shall not be considered a partner, employee, agent or servant of Carrington. As such, Darrow has no authority of any nature whatsoever to bind Carrington or incur any liability for or on behalf of Carrington or to represent itself as anything other than a sales distributor and independent contractor. Darrow agrees to make clear in all dealings with customers or prospective customers that it is acting as a distributor of the Products and not as an agent of Carrington.

         2.4 Nothing in this Agreement shall be construed as giving Darrow any right to use or otherwise deal with the Know-how for purposes other than those expressly provided for in this Agreement.

         2.5 Darrow shall promptly inform Carrington of any misappropriation of the Know-how which comes to its attention. After having dicsussed such situaiton with Darrow, Carrington shall have sole and absolute discretion to take such action as it deems appropriate and Darrow, at its sole expense, shall reasonably assist Carrington in taking legal action, if deemed necessary, against such misappropriation.

         2.6 All costs and expenses connected with Darrow's activities or performance under this Agreement are to be borne solely by Darrow.

   Article 3.  Certain Performance Requirements

         3.1 Darrow agrees to promote, market, sell and distribute the Products only to customers and potential customers within the Territory for ultimate use within the Territory. Darrow will not, under any circumstances, either directly or indirectly through third parties, promote, market, sell, or distribute Products within or to, or for ultimate use within, the United States or any place outside the Territory.

         3.2 In order to assure Carrington that Darrow is in compliance with Article 3.1, Darrow agrees that:

         (a) Darrow will send to Carrington quarterly sales reports which set forth the number of units of each Product sold, the net sales, the number of units of free medical samples distributed, and to whom such Products were sold and/or distributed during such quarter;

         (b) Darrow will send to Carrington quarterly inventory reports of the Products; and

         (c) Carrington may mark for identification all Products sold by Carrington to Darrow hereunder.

         3.3 Darrow shall promptly provide Carrington with written reports of any importation or sale of any of the Products in the Territory of which Darrow has knowledge from any source other than Carrington, as well as with any other information which Carrington may reasonably request in order to be updated on the market conditions in the Territory.

         3.4 Darrow shall maintain a sufficient inventory of Products to assure an adequate supply of Products to serve all its market segments. Darrow shall maintain all its inventory of Products clearly segregated and meeting all storage and other standards required by applicable governmental authorities. All such inventory and Darrow's facilities shall be subject to inspection by Carrington or its agents upon 72 hours written notice.

         3.5 Darrow shall be responsible for and shall collect all governmental and regulatory sales and other taxes, charges and fees that may be due and owing upon sales by Darrow of Products. Upon written request from Darrow, Carrington shall provide Darrow with such certificates or other documents as may be reasonably required to establish any applicable exemptions from the collection of such taxes, charges and fees.

         3.6 All Products shall be packaged and delivered by Carrington to Darrow for a period of at least six (6) months after the execution of this Agreement, after which, Darrow may exercise its option to locally fill and pack some of the Products, subject to the requirements outlined in Article 3.7 of this Agreement. All Products shall be labeled, advertised, marketed, sold and distributed by Darrow in compliance with the rules and regulations, as amended from time to time, of (i) all applicable governmental authorities within the Territory in which the Products are marketed and (ii) all other applicable laws, rules and regulations. Darrow shall pay all increased expenses associated with (i) any requested alterations to the standard packaging and labeling costs of the Products which deviate from Carrington's standard packaging materials, designs, methods costs and/or procedures, (ii) any language modifications to the packaging or labeling and/or (iii) any additions to inserts in the general packaging. The Parties shall agree on minimum production runs for such custom labels.

         3.7 Darrow has the option to fill and pack some of the Products in its manufacturing plant, provided Carrington's process and products specifications are met, the operation is in compliance with the required Good Manufacturing Practices and as per Carrington's periodic audits of Darrow's designated areas for the production, storage and distribution of such Products, quality systems and pertinent documentation as well as corroboration of assay and test results of packaging components and finished goods in periodic basis. This
   Article is further limited by the obligations stated in Article 3.9 below.

         3.8 Darrow shall not make any alterations or permit any alterations to be made to the Products except as specifically provided herein.

         3.9 Darrow shall be responsible for complying with all applicable laws, regulations and requirements contained in the Registration, or concerning inventory, use, promotion, filling, packing, distribution and sale of the Products in the Territory while such Products are in its custody. Darrow shall assume full responsibility for the Registration, inventory, promotion, filling, packing, distribution and sale of the Products in the Territory and correspondingly for any damage, claim, liability, loss or expense which Darrow may suffer or incur by reason of said Registration, inventory, promotion, distribution and sale and shall hold Carrington harmless from any claim resulting therefrom being directed against Carrington by any third party.

         3.10 Darrow agrees not to make, or permit any of its employees, agents or representatives to make, any claims of any properties or results relating to any Product other than those according to the registration, unless such claims have received written approval from Carrington or from the applicable governmental authorities.

         3.11 Darrow shall not use any label, advertisement or marketing material on or with respect to or relating to any Product unless such label, advertisement or marketing material has first been submitted to and approved by Carrington in writing except as provided for in Article
   3.10 above, such labels, advertisements or marketing materials which need not be submitted for approval if they are in accordance with all governmental regulations.

         3.12 Darrow will actively and aggressively promote, develop demand for and maximize the sale of the Products to all customers and potential customers within the Territory. Darrow agrees not to manufacture, promote, market, sell or distribute to any customers or potential customers in the Territory without ninety (90) days written notice to and approval from Carrington, any competitive wound care, skin care, or incontinence care product other than Darrow s existing products.

         3.13 Darrow represents that its books, records and accounts pertaining to all its operations hereunder are complete and accurate in all material respects and have been maintained in accordance with sound and generally accepted accounting principles. Darrow's auditor shall deliver to Carrington, in accordance with Article 13, at the end of each 12-month period during the term of the Agreement, a declaration that the accounts rendered are correct. Carrington shall have the right to have such books, records, and accounts examined, at its expense, by a qualified accountant nominated by Carrington with the purpose of assuring compliance with the obligations as defined in
   Article 3.2.

   Article 4.  Sale of Products by Carrington to Darrow

         4.1 Subject to the terms and conditions of this Agreement, including specifically Article 4.6 hereof, Carrington shall sell to Darrow the Products at a specified price for each Product (the "Contract Price"). For orders placed by Darrow during the first 12-month period of the term of this Agreement, the Contract Prices for the Products listed on Exhibit A are set forth on such exhibit opposite each Product. At least ninety (90) days prior to the end of each 12-month period of the term of this Agreement, (a) Darrow shall provide in writing to Carrington both a sales forecast and a purchase forecast for the following twelve (12) month period, and (b) the Parties shall commence good faith negotiations to determine and agree upon the Contract Prices for Products for the next twelve (12)month period of the term. During any twelve (12) month period Carrington reserves the right to change its Contract Price for each Product for the next (twelve) 12 month period.

         4.2 As consideration for its appointment as a marketer, seller and distributor entitled to a Product discount, Darrow agrees to purchase from Carrington, during each twelve (12) month period of the term of this Agreement following the effective date of each Products registration acceptance, commencing with the twelve (12) month period beginning _____________, 19__ through ___________, 19__, at the
   Contract Price, a specified minimum aggregate dollar amount (based on the Contract Price) of the Products (the "Specified Minimum Purchase Amount"). For the first twelve (12) month period of the term of this Agreement, there will be no Specified Minimum Purchase Amount however Darrow commits to do its best effort to generate purchase from Carrington for $200,000 of Products in the first twelve (12) month period of this Agreement. The Specified Minimum Purchase Amounts for each subsequent twelve (12) month period shall be determined by mutual agreement of the Parties no later than 30 days prior to the beginning of such period based on the Parties reasonable, good faith projections of future sales growth and such other factors as the Parties may deem relevant.

         4.3 Darrow shall order Products by submitting a purchase order to Carrington describing the type and quantity of the Products to be purchased. All orders exceeding the limits referred to in Articles 4.2 and 4.5 are subject to acceptance by Carrington. All purchases shall be spaced in a reasonable manner. If Carrington accepts the order, Carrington will invoice Darrow upon shipment of the Products. Unless otherwise agreed, Darrow shall pay all invoices in full within ninety
   (90) days of the date of invoice. Darrow shall be solely responsible for all costs in connection with affecting payments. All sales and payments shall be made, and all orders shall be accepted, in the State of Texas.

         4.4 Carrington shall not be obligated to ship Products to Darrow at any time when payment of an amount owed by Darrow is overdue or when Darrow is otherwise in breach of this Agreement.

         4.5 All shipments shall be initiated by a Purchase Order. Product shipment dates will be specified in the Purchase Order. These dates may not be scheduled prior to ninety (90) days after the date the Purchase Order is received and acknowledged in writing by Carrington, unless by mutual consent of the Parties. Purchase Orders will be non-cancelable. Darrow will issue to Carrington on a monthly basis, a twelve (12) month rolling forecast so that Carrington may incorporate said forecasts in to is planning system. The triggering document for production activities is, however, the Purchase Order, as stated above. Carrington will guarantee delivery dates for Product quantities that vary up to twenty percent (20%) above the last monthly rolling forecast issued prior to the Purchase Order placed by Darrow. Variation above twenty percent (20%) shall be discussed between the Parties and Carrington will use its best efforts to maintain delivery dates requested by Darrow.

         4.6 All shipments of Products to Darrow will be packaged in accordance with Carrington's standard packaging procedures and shipped per Carrington s existing distribution policy. All Contract Prices are F.O.B., (invoice price includes seller's expense for delivery to the named destination) Carrington's facility, Dallas, Texas. Ownership of and title to Products and all risks of loss with respect thereto shall pass to Darrow upon delivery of such Products by Carrington to the carrier at the designated delivery (F.O.B.) point. Deliveries of Products shall be made by Carrington under normal trade conditions in the usual and customary manner being utilized by Carrington at the time and location of the particular delivery.

         4.7 Carrington shall use its reasonable best efforts to ensure availability of all Products ordered by Darrow under this Agreement. However, if necessary in the best judgment of Carrington, Carrington may allocate its available supply of Products among all its customers, distributors or other purchasers, including Darrow, on such basis as it shall deem reasonable, practicable and equitable, without liability for any failure of performance or lost sales which may result from such allocations.

         4.8 Carrington accepts liability for defective Products and agrees to replace such defective Products should they occur with new Products. Carrington carries liability insurance and is willing to have Darrow added as a covered Party under this policy. Except as may be expressly stated by Carrington on the Product or on Carrington's packaging, or in Carrington's information accompanying the Product, at the time of shipment to Darrow hereunder, CARRINGTON MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND WITH RESPECT TO THE PRODUCTS, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. CARRINGTON NEITHER ASSUMES NOR AUTHORIZES ANYONE TO ASSUME FOR IT ANY OBLIGATION OR LIABILITY IN CONNECTION WITH THE PRODUCTS. Darrow shall not make any representation or warranty with respect to the Products that is more extensive than, or inconsistent with, the limited warranty set forth in this Article
   4.8 or that is inconsistent with the policies or publications of Carrington relating to the Products.

         DARROW'S EXCLUSIVE REMEDY FOR BREACH OF ANY WARRANTY HEREUNDER IS THE DELIVERY BY CARRINGTON OF ADDITIONAL QUANTITIES OF THE PRODUCTS IN REPLACEMENT OF THE NON-CONFORMING PRODUCTS OR THE REFUND OF THE CONTRACT PRICE FOR THE PRODUCTS THAT ARE COVERED BY THE WARRANTY, AT DARROW'S OPTION. CARRINGTON SHALL HAVE NO OTHER OBLIGATION OR LIABILITY FOR DAMAGES TO DARROW OR ANY OTHER PERSON OF ANY TYPE, INCLUDING, BUT NOT LIMITED TO, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES, LOSS OF PROFITS OR OTHER COMMERCIAL OR ECONOMIC LOSS, OR ANY OTHER LOSS, DAMAGE OR EXPENSE, ARISING OUT OF OR IN CONNECTION WITH THE SALE, USE, LOSS OF USE, NONPERFORMANCE OR REPLACEMENT OF THE PRODUCTS.

         DARROW SHALL DEFEND, INDEMNIFY AND HOLD HARMLESS CARRINGTON AND CARRINGTON'S AFFILIATES, OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS, FROM AND AGAINST ALL CLAIMS, LIABILITIES, DEMANDS, DAMAGES, EXPENSES AND LOSSES (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) ARISING OUT OF OR CONNECTED WITH (i) ANY USE, SALE OR OTHER DISPOSITION OF PRODUCTS, KNOW-HOW OR TRADEMARKS BY DARROW OR ANY OTHER PARTY, (ii) ANY BREACH BY DARROW OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR COVENANTS UNDER THIS AGREEMENT OR (iii) ANY ACTS OR OMISSIONS ON THE PART OF DARROW OR ITS AGENTS, SERVANTS OR EMPLOYEES WHICH ARE OUTSIDE OR BEYOND DARROW'S AUTHORIZATION GRANTED HEREIN.

         4.9 Credits for defective Products to Darrow shall include importation and shipment expenses and will be calculated by Carrington based on the original Contract Price of the items returned, whether identified by lot number or another method.

   Article 5.  Term and Termination

         5.1   The term of this Agreement shall be for a period of ten
   (10) years from the effective date of this Agreement. After such term, this Agreement shall be automatically terminated unless the parties mutually agree in writing to extend the term hereof. Notwithstanding the foregoing, this Agreement may be terminated earlier in accordance with the provisions of this Article 5 and as expressly provided elsewhere in this Agreement.

         5.2 Carrington shall have the absolute right to terminate this Agreement if Darrow fails to perform or breaches, in any material respect, any of the terms or provisions of this Agreement. Without limiting the events which shall be deemed to constitute a breach or material breach of this Agreement by Darrow, Darrow understands and agrees that it shall be in material breach of this Agreement, and Carrington shall have the right to terminate this Agreement under this
   Article 5.2, if:

               (i) Darrow fails or refuses to pay to Carrington any sum when due;

               (ii) Darrow breaches any provision of Article 2.2, 3.1, 3.5, 3.7, 3.9, 4.2, 4.8, 6 or 7; or 8

               (iii) Darrow fails to purchase the Specified Minimum Purchase Amounts of Product for any required period.

         5.3 Each Party shall have the absolute right to terminate this Agreement in the event the other Party shall become insolvent, or if there is instituted by or against the other Party procedures in bankruptcy, or under insolvency laws or for reorganization, receivership or dissolution, or if the other Party loses any franchise or license to operate its business as presently conducted in any part of the Territory.

         5.4 This Agreement shall automatically terminate effective at the end of any twelve (12) month period of the term of this Agreement referred to in Articles 4.1 and 4.2 hereof if the Parties are unable to agree upon the Contract Prices or the Specified Minimum Amounts for the next twelve (12) month period of the term.

         5.5 During the one (1) year period following termination of this Agreement, any inventory of Products held by Darrow at the termination of this Agreement may be sold by Darrow to customers in the Territory in the ordinary course; provided, however, that for the period required to liquidate such inventory, all of the provisions contained herein governing Darrow's performance obligations and Carrington's rights shall remain in effect. In order to accelerate the liquidation of any such inventory, Carrington shall have the option, but not the obligation, to purchase all or any part of such remaining inventory at the price at which the inventory was originally sold by Carrington to Darrow, including importation and shipping plus ten percent (10%)

         5.6 The termination of this Agreement shall not impair the rights or obligations of either Party hereto which shall have accrued hereunder prior to such termination. The provisions of Articles 4.7, 5.5, 6, 7 and 15 and the rights and obligations of the Parties thereunder shall survive the termination of this Agreement for a period of one (1) year.

   Article 6.  Trademarks

         6.1 All Carrington Trademarks, trade names, service marks, logos and derivatives thereof relating to the Products (the "Trademarks"), and all patents, technology and other intellectual property (also known as "Know-how") relating to the Products, are the sole and exclusive property of Carrington or its affiliates. The Products shall be promoted, sold and distributed only under the Trademarks. Carrington hereby grants Darrow permission to use the Trademarks for the limited purpose of performing its obligations under this Agreement. Carrington may, in its sole discretion after consultation with Darrow, modify or discontinue the use of any Trademark and/or use one or more additional or substitute marks or names, and Darrow shall be obligated to do the same.

         6.2 Carrington's Trademarks should appear on all Products packaging, labels, and inserts and other materials which Darrow uses for the marketing of the Products in such form and manner as Carrington shall reasonably require. Carrington retains the right to review and approve all intended uses of the Trademarks in any packaging promotional or other materials relating to the Products prior to Darrow's actual use thereof.

         6.3 It shall be the sole responsibility of Carrington, at its sole expense, to keep in force and maintain the Trademarks in the Territory by paying all necessary fees throughout the term of this Agreement. Darrow agrees to use the Trademarks in full compliance with the rules prescribed from time to time by Carrington. The Trademarks shall always be used together with the sign [TM] or the sign [R]. Darrow may not use any Trademark as part of any corporate name or with any prefix, suffix or other modifying word, term, design or symbol. In addition, Darrow may not use any Trademark in connection with the sale of any unauthorized product or service or in any other manner not explicitly authorized in writing by Carrington.

         6.4 In the event of any infringement of, or threatened or presumed infringement of, or challenge to Darrow's use of any Trademark or of any Darrow trademark, Darrow is obligated to notify Carrington immediately. Darrow shall investigate any alleged violation and, if necessary, shall take the appropriate legal action to resolve the issue and to prevent other competitors from infringing on said intellectual property rights with in the Territory. Carrington shall have sole and absolute discretion to take such action as it deems appropriate.

         6.5 In the event of the termination of this Agreement for any reason, Darrow 's right to use the Trademarks shall cease, and Darrow shall cease using such Trademarks at such time as Darrow's inventory of Products has been sold. Darrow shall, as soon as it is reasonably possible, remove all Trademarks which appear on or about the premises of the office(s) of Darrow and any of the advertising of Darrow used in connection with the Products.

         6.6 In the event of a breach or threatened breach by Darrow of the provisions of this Article 6, Carrington shall be entitled to an injunction or injunctions to prevent such breaches. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this
   Article 6, including the recovery of damages from Darrow.

         6.7 Should for some reason the Trademark be prevented from being used in any part or whole of the Territory, the Parties shall consult as to a suitable other trademark (which trademark shall then be also defined as Trademark for purposes of this Agreement) owned by Carrington or to be transferred from Darrow to Carrington for use in connection with the marketing and sale of the Products; it being agreed, however, that Carrington retains the right to ultimately determine what such alternative Trademark shall be used, provided it is not confusingly similar to a Trademark owned by Darrow in the Territory.

         6.8 Nothing in this Agreement shall be construed as giving Darrow the right to use the Trademark outside the Territory or for any other product than the Products.

   Article 7.  Confidential Information

         7.1 Darrow recognizes and acknowledges that Darrow will have access to confidential information and trade secrets of Carrington and other entities doing business with Carrington relating to research, development, manufacturing, marketing, financial and other business-related activities ("Confidential Information"). Such Confidential Information constitutes valuable, special and unique property of Carrington and/or other entities doing business with Carrington. Other than as is necessary to perform the terms of this Agreement, Darrow shall not, during and after the term of this Agreement, make any use of such Confidential Information, or disclose any of such Confidential Information to any person or firm, corporation, association or other entity, for any reason or purpose whatsoever, except as specifically allowed in writing by an authorized representative of Carrington. In the event of a breach or threatened breach by Darrow of the provisions of this Article 7, Carrington shall be entitled to an injunction restraining Darrow from disclosing and/or using, in whole or in part, such Confidential Information. Nothing herein shall be construed as prohibiting Carrington from pursuing other remedies available to it for such breach or threatened breach of this Article 7, including the recovery of damages from Darrow. The above does not apply to information or material that was known to the public or generally available to the public prior to the date it was received by Darrow.

         7.2 Darrow shall not disclose the existence of this Agreement or any of the terms herein without the prior written consent of Carrington.

   Article 8.  Force Majeure

         8.1 Neither Darrow nor Carrington shall have any liability hereunder if either is prevented from performing any of its obligations hereunder by reason of any factor beyond its control, including, without limitation, fire, explosion, accident, riot, flood, drought, storm, earthquake, lightning, frost, civil commotion, sabotage, vandalism, smoke, hail, embargo, act of God or the public enemy, other casualty, strike or lockout, or interference, prohibition or restriction imposed by any government or any officer or agent thereof ("Force Majeure"), nor shall Darrow or Carrington's obligations, except as may be necessary, be suspended during the period of such Force Majeure, nor shall either Party's obligations be cancelled with respect to such Products as would have been sold hereunder but for such suspension. Such affected Party shall give to the other Party prompt notice of any such Force Majeure, the date of commencement thereof and its probable duration and shall give a further notice in like manner upon the termination thereof. Each Party hereto shall endeavor with due diligence to resume compliance with its obligations hereunder at the earliest date and shall do all that it reasonably can to overcome or mitigate the effects of any such Force Majeure upon both Party's obligations under this Agreement. Should the Force Majeure continue for more than six (6) months, then the other shall have the right to cancel this Agreement and the Parties shall seek an equitable agreement on the Parties reward of interests.

         8.2 The Parties agree that any obligation to pay money is never excused by Force Majeure.

   Article 9.  Amendment

         9.1 No oral explanation or oral information by either Party hereto shall alter the meaning or interpretation of this Agreement. No modification, alteration, addition or change in the terms hereof shall be binding on either Party hereto unless reduced to writing and executed by the duly authorized representative of each Party.

   Article 10. Entire Agreement

         10.1 This Agreement represents the entire Agreement between the Parties and shall supersede any and all prior agreements, understandings, arrangements, promises, representations, warranties, and/or any contracts of any form or nature whatsoever, whether oral or in writing and whether explicit or implicit, which may have been entered into prior to the execution hereof between the Parties, their officers, directors or employees as to the subject matter hereof. Neither of the Parties hereto has relied upon any oral representation or oral information given to it by any representative of the other Party.

         10.2 Should any provision of this Agreement be rendered invalid or unenforceable, it shall not affect the validity or enforceability of the remainder.

   Article 11. Assignment

         11.1 Neither this Agreement nor any of the rights or obligations of Darrow hereunder shall be transferred or assigned by Darrow without the prior written consent of Carrington, executed by a duly authorized officer of Carrington.

   Article 12. Governing Law

         12.1 It is expressly agreed that the validity, performance and construction of this Agreement shall be governed by the laws and jurisdiction of Texas.

   Article 13. Notices

         13.1 Any notice required or permitted to be given under this Agreement by one of the Parties to the other shall be given for all purposes by delivery in person, registered air-mail, commercial courier services, postage prepaid, return receipt requested, or by fax addressed to:

         (a) Carrington at: Carrington Laboratories, Inc., 2001 Walnut Hill Lane, Irving, Texas 75038; Attention: President, or at such other address as Carrington shall have theretofore furnished in writing to Darrow. (Fax No. 214-518-1020)

         (b) Darrow at: Darrow Laboratorios, S/A; Rua Marques de Olinta, 69 Botafogo, Rio De Janerio, Brazil RJ CEP 1-040,
               Attention: Nelson Torres Duarte Junior, or at such other address as Darrow shall have theretofore furnished in writing to Carrington. (Fax No. 55-21-552-1877)

   Article 14. Waiver

         14.1 Neither Darrow's nor Carrington's failure to enforce at any time any of the provisions of this Agreement or any right with respect thereto, shall be considered a waiver of such provisions or rights or in any way affect the validity of same. Neither Darrow's nor Carrington's exercise of any of its rights shall preclude or prejudice either Party thereafter from exercising the same or any other right it may have, irrespective of any previous action by either Party.

   Article 15. Arbitration

         15.1 Except as expressly provided otherwise herein, any dispute, controversy or claim arising out of or in relation to or in connection with this Agreement, the operations carried out under this Agreement or the relationship of the Parties created under this Agreement, shall be exclusively and finally settled by confidential arbitration, and any Party may submit such a dispute, controversy or claim to arbitration. The arbitration proceeding shall be held at the location of the non-instituting Party in the English language and shall be governed by the rules of the International Chamber of Commerce (the "ICC") as amended from time to time. Any procedural rule not determined under the rules of the ICC shall be determined by the laws of the State of Texas, other than those laws that would refer the matter to another jurisdiction.

               A single arbitrator shall be appointed by unanimous consent of the Parties. If the Parties cannot reach agreement on an arbitrator within forty-five (45) days of the submission of a notice of arbitration, the appointing authority for the implementation of such procedure shall be the ICC, who shall appoint an independent arbitrator who does not have any financial or conflicting interest in the dispute, controversy or claim. If the ICC is unable to appoint, or fails to appoint, an arbitrator within ninety (90) days of being requested to do so, then the arbitration shall be heard by three arbitrators, one selected by each Party within the thirty (30) days of being required to do so, and the third promptly selected by the two arbitrators selected by the Parties.

               The arbitrators shall announce the award and the reasons therefore in writing within six months after the conclusion of the presentation of evidence and oral or written argument, or within such longer period as the Parties may agree upon in writing. The decision of the arbitrators shall be final and binding upon the Parties. Judgment upon the award rendered may be entered in any court having jurisdiction over the person or the assets of the Party owing the judgment or application may be made to such court for a judicial acceptance of the award and an order of enforcement, as the case may be. Unless otherwise determined by the arbitrator, each Party involved in the arbitration shall bear the expense of its own counsel, experts and presentation of proof, and the expense of the arbitrator and the ICC (if any) shall be divided equally among the Parties to the arbitration.

   Article 16. Exhibits

               Any and all exhibits referred to herein shall be considered an integral part of this Agreement.

   Article 17. No Inconsistent Actions

         17.1 Each Party hereto agrees that it will not voluntarily undertake any action or course of action inconsistent with the provisions or intent of this Agreement and, subject to the provisions of Articles 4.7 and 8 hereof, will promptly perform all acts and take all measures as may be appropriate to comply with the terms, conditions and provisions of this Agreement.

   Article 18. Currency of Account

         18.1 This Agreement evidences a transaction for the sale of goods in which the specification of U.S. dollars is of primary essence, and U.S. dollars shall be the currency of account in all events. All payments to be made by Darrow to Carrington hereunder shall be made either (i) in immediately available funds by confirmed wire transfer to a bank account to be designated by Carrington or (ii) in the form of a bank cashier's check payable to the order of Carrington.

   Article 19. Binding Effect

         19.1 This Agreement shall inure to the benefit of and be binding upon the respective successors of the Parties.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the day and year first above written.

                                        CARRINGTON LABORATORIES, INC.



                                        By:
                                             Name:
                                             Title:



                                        DARROW LABORATORIOS S/A



                                        By:
                                             Name:
                                             Title:

                                   EXHIBIT A
                             DARROW LABORATORIES

     PRODUCT
       NO.                      PRODUCT NAME                    PRICE
     -------   --------------------------------------------    -------
               WOUND CARE

     101030    CARRINGTON  CARRASYN   HYDROGEL WOUND             $8.23
               DRESSING, 3 oz. tube

     101080    CARRINGTON  CARRASYN   HYDROGEL WOUND            $21.11
               DRESSING, (spray gel),8 oz. bottle

     101025    CARRINGTON  CARRASYN   V (VISCOUS) HYDROGEL       $2.99
               WOUND DRESSING, 1/2 oz. tube

     101023    CARRINGTON CARRASYN   V (VISCOUS) HYDROGEL        $8.23
               WOUND DRESSING, 3 oz. tube

     101012    CARRINGTON  CARRAGAUZE  STRIPS, 1/2" x 5 yds,       $5.70
               bottle

     101009    CARRINGTON  CARRAGAUZE  STRIPS, 1" x 5 yds,       $6.68
               bottle

     101017    CARRINGTON  CARRAGAUZE , 2"x 2" pads              $2.02

     101015    CARRINGTON  CARRAGAUZE , 4"x 4" pads              $2.92

     102060    CARRINGTON  CARRAKLENZ WOUND & SKIN CLEANSER,     $3.77
               6 oz. pump

     102160    CARRINGTON  CARRAKLENZ   WOUND & SKIN CLEANSER,   $8.51
               16 oz. spray

     101032    CARRINGTON  CARRASORB  H CALCIUM ALGINATE         $1.32
               WOUND DRESSING, 2" x 2" pad

     101033    CARRINGTON  CARRASORB  H CALCIUM ALGINATE         $2.85
               WOUND DRESSING, 4" x 4" pad

     101034    CARRINGTON  CARRASORB  H CALCIUM ALGINATE         $2.75
               WOUND DRESSING, 12" rope

     101035    CARRINGTON  CARRASORB  M FREEZE-DRIED GEL         $3.22
               WOUND DRESSING, 4" diameter pad

     101036    CARRINGTON  CARRAFILM  TRANSPARENT FILM           $0.91
               DRESSING, 4" x 5" 1/2 sheet

     101037    CARRINGTON  CARRAFILM  TRANSPARENT FILM           $1.98
               DRESSING, 5" x 7" sheet

     101038    CARRINGTON  CARRAFILM  TRANSPARENT FILM           $2.07
               DRESSING, 6" x 6" sheet

                                   EXHIBIT A
                              DARROW LABORATORIES

     PRODUCT
       NO.                      PRODUCT NAME                      PRICE
     --------  --------------------------------------------      -------
     101039    CARRINGTON  CARRAFILM  TRANSPARENT FILM            $0.26
               DRESSING, 2 3/4" x 2 3/8" sheet

     101040    CARRINGTON  CARRAFILM  TRANSPARENT FILM            $2.08
               DRESSING, 8" x 10" sheet
     101041    CARRINGTON  CARRAFILM  TRANSPARENT FILM            $1.85
               DRESSING, 4" x 10" sheet